UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 10, 2016

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On October 10, 2016, Implant Sciences Corporation (the “Company”) and each of its subsidiaries IMX Acquisition Corp., C Acquisition Corp. and Accurel Systems International Corporation (collectively with the Company, the “Debtors”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The cases are pending joint administration under Case No. 16-12238 before the Honorable Brendan Linehan Shannon in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 7.01 Regulation FD Disclosure

On October 10, 2016, the Company issued a press release announcing that the Company has entered into an asset purchase agreement (the “Purchase Agreement”) to sell the Company’s explosives trace detection (ETD) assets (the “Transaction”) to L-3 Communications (“L-3”) pursuant to a sale conducted under Section 363 of the Bankruptcy Code, and that in connection with the Purchase Agreement, the Debtors have filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court and obtained commitments for debtor-in-possession financing of approximately $5.7 million, subject to court approval.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Forward Looking Statements

This Report includes “forward-looking statements”. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the Company’s ability to obtain Bankruptcy Court approval with respect to motions relating to the Transaction; (2) Bankruptcy Court rulings in such case and the outcome of the case in general, including risks associated with third party motions; (3) challenges and risks associated with the Company continuing to operate and manage its business under Bankruptcy Code protection; (4) the outcome of any legal proceedings that may be instituted against L-3 or the Company following announcement of the bankruptcy and the proposed Transaction and related transactions; (5) the inability to complete the transactions contemplated by the Purchase Agreement due to the failure to consummate the anticipated debtor-in-possession debt financing or satisfy other conditions to the closing of the Transaction; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (7) the risk that the bankruptcy and the proposed Transaction disrupts the parties’ current plans and operations as a result of the announcement and consummation of such transactions; (8) costs related to the bankruptcy and the Transaction; (9) changes in applicable laws or regulations; (10) the possibility that L-3 or the Company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the reports to be filed by the Company in connection with the Transaction, including those under “Risk Factors” therein, if applicable, and other factors identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Implant Sciences Corporation, dated October 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:   /s/ Roger P. Deschenes

        Name:  Roger P. Deschenes

        Title: Vice President, Finance and Chief Financial Officer

Date:  October 11, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Implant Sciences Corporation, dated October 10, 2016.